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                                                              EXHIBIT 99 (d)(16)

                               POWER OF ATTORNEY

     Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors of Schlumberger Limited (the "Corporation"), a Netherlands Antilles corporation, hereby appoints James
L. Gunderson, Maarten R. Scholten and Ellen S. Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to do all acts and things whatsoever and to give such undertakings and perform such obligations which the attorney may consider necessary or desirable in connection with:

(i) the issue of any document (including, without limitation, any offer document, the Schedule TO and any and all amendments thereto to be filed with the Securities and Exchange Commission) relating to or in connection with the proposed acquisition by the Corporation by way of an offer to be made by or on behalf of the Corporation for the whole of the share capital of the company named "Sema plc"; and

(ii) any matter incidental to any of the matters raised in paragraph (i) above and, in particular, but without prejudice to the generality of the foregoing, the attorney may approve, execute, complete and deliver all instruments, agreements, letters, consents, applications, advertisements, announcements or any other documents whatsover including, without limitation, to authorise on the Director's behalf the issue, publication and distribution of any document which has been approved by, or pursuant to, a resolution by the Board of Directors of the Corporation (or any committee of the Board) including a responsibility statement in respect of the truth, accuracy and completeness of the information contained in any such document.


/s/ Don E Ackerman                            /s/ William T. McCormick, Jr.
----------------------------------            ----------------------------------
Don Ackerman                                  William T. McCormick, Jr.
Director                                      Director

/s/ D. Euan Baird                             /s/ Didier Primat
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D. Euan Baird                                 Didier Primat
Director                                      Director
Chairman, President
and Chief Executive Officer

/s/ John Deutch                               /s/ Nicholas Seydoux
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John Deutch                                   Nicholas Seydoux
Director                                      Director

/s/ Victor E. Grijaiva                        /s/ Linda G Stuntz
----------------------------------            ----------------------------------
Victor E. Grijaiva                            Linda G Stuntz
Director                                      Director
Vice Chairman

/s/ Denys Henderson                           /s/ Sven Ullring
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Denys Henderson                               Sven Ullring
Director                                      Director

/s/ Andre Levy-Lang                           /s/ Yoshihiko Wakumoto
----------------------------------            ----------------------------------
Andre Levy-Lang                               Yoshihiko Wakumoto
Director                                      Director

Date:  February 15, 2001
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